Exhibit 10.3

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of March 20, 2017 by Authentidate Holding Corp., a Delaware corporation (the “Company”) and the parties signatory hereto (each, a “Secured Party” and collectively, the “Secured Parties”). This Security Agreement is being executed and delivered by the Company and the Secured Parties in connection with the Company’s issuance to the Secured Parties of those certain Senior Secured Promissory Notes, dated as of the date first set forth above (the “Secured Notes”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Secured Notes.

WITNESSETH:

WHEREAS, the Company had previously issued an aggregate principal amount of $1,270,000 of Secured Notes to certain of the Secured Parties (the “Prior Notes”), which Prior Notes are secured by liens certain of the Company’s assets pursuant to that certain security agreement, dated as of August 7, 2015, between the Company and the holders of the Prior Notes, and as subsequently amended on December 11, 2015 (the “Prior Security Agreement”);

WHEREAS, the Company now wishes to issue up to $2,545,199 of new Secured Notes due March 20, 2018 to certain Persons, including holders of the Prior Notes, pursuant to a certain Exchange Agreements dated as of the date first set forth above (the “Exchange Agreement”); and;

WHEREAS, it is a condition of the transactions contemplated by the Exchange Agreement that the Company enter into a security agreement with the Secured Parties; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Secured Note, the Company has agreed to execute and deliver to the Secured Parties this Security Agreement and to grant the security interests described herein to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Secured Notes, and the holders of the Prior Notes, being the sole secured parties under the Prior Security Agreement, have all agreed to exchange such Prior Notes for Secured Notes pursuant to the Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secured Parties and the Company hereby agree as follows.

SECTION I

DEFINITIONS

Section 1.1   Certain Definitions. As used in this Security Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Security Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)    “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(b)    “Collateral” means the collateral in which the Secured Party are granted a security interest by this Security Agreement and which consists of the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith: all assets of the Company, including without limitation all of the Company’s rights, title and interests in and to all of the following, whether now or hereafter existing or acquired by the Company: (i) accounts; (ii) as-extracted collateral; (iii) chattel paper; (iv) deposit accounts; (v) documents; (vi) equipment; (vii) farm products; (viii) fixtures; (ix) General Intangibles; (x) inventory; (xi) instruments; (xii) investment property; (xiii) letter-of-credit rights; (xiv) other goods; (xv) supporting obligations; (xvi) commercial tort claims; and (xvii) all proceeds and products of all of the foregoing, including without limitation whatever is received when any of the foregoing Collateral is sold, exchanged, leased, licensed, collected or otherwise disposed of and includes all distributions on account thereof, rights and claims arising therefrom. Notwithstanding the foregoing, none of the following items will be included in the Collateral: (a) assets if the granting of a security interest in such asset would (I) be prohibited by applicable law (but proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, shall not be deemed excluded from the Collateral regardless of such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) (but proceeds and receivables thereof shall not be deemed excluded from the Collateral regardless of such prohibition); (b) any property and assets, the pledge of which would require approval, license or authorization of any governmental body, unless and until such consent, approval, license or authorization shall have been obtained or waived provided that the Company has used commercially reasonable efforts to obtain or waive such consent, approval, license or authorization; (c) assets in circumstances where the Secured Parties reasonably determines that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided, however, that to the extent permitted by applicable law, this Security Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Security Agreement shall create a valid security interest in the proceeds of such asset.

(c)    “General Intangibles” means general intangibles (as that term is defined in the UCC), and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any trademark), patents, trademarks, copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property of the Company, other than those assets which are excluded from the definition of the term “General Intangibles” pursuant to the UCC.

(d)    “Indebtedness” means (x) any liabilities for borrowed money or amounts (other than trade accounts payable, accrued expenses or deferred revenue incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of subsidiaries, operating lease obligations, reserves for deferred income taxes and investment credits, other deferred credits or reserves.

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(e)    “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(f)    “Liens” means any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

(g)    “Majority in Interest” shall mean the holders of fifty-one percent (51%) or more of the then outstanding principal amount of all then outstanding Secured Notes at the time of such determination.

(h)    “Material Adverse Effect” means an event or occurrence that has a material adverse effect on (i) the legality, validity or enforceability of the Secured Notes or this Security Agreement; (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under the Secured Notes or this Security Agreement.

(i)    “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Parties, including, without limitation, all obligations under this Security Agreement and the Secured Notes, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Secured Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Security Agreement or the Secured Notes; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

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(j)    “Permitted Indebtedness” means (a) Indebtedness secured by Permitted Liens, including without limitation Indebtedness incurred in connection with arrangements contemplated by clause (h) of the definition of the term “Permitted Liens”; (b) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business; (c) all capital lease obligations and other obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property and the present value of lease payments due under synthetic leases; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person in the ordinary course of the business of such Person; (e) purchase money financing and equipment financing facilities covering existing and newly-acquired property, plant or equipment; (f) Indebtedness of any amount outstanding immediately prior to the execution of this Security Agreement; (g) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Secured Note, which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until after the maturity date of the Secured Note; (h) Indebtedness incurred by the Company that is unsecured; (i) Indebtedness in an amount of up to $5,000,000 pursuant to a term loan, revolving credit facility, credit line or other extensions of credit from a commercial banking or financial institution; and (j) extensions, refinancings and renewals of any items of Permitted Indebtedness described above (including the issuance of new debt or convertible debt securities in exchange for the cancellation of existing debt securities in an Alternative Transaction), provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be. Permitted Indebtedness shall include, without limitation, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) all other obligations of the Company arising out of the Permitted Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

(k)    “Permitted Liens” means: (a) Liens for taxes not yet due or delinquent or being contested in good faith and by appropriate proceedings, for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Secured Parties; (e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (f) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (g) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (h) Liens in the ordinary course of business (A) upon or in any equipment acquired or held by the Company (or any of its Subsidiaries) to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (i) Liens in existence prior to the execution of this Security Agreement; (j) Liens that are expressly subordinated to the Liens granted pursuant to this Security Agreement; (k) Liens securing Indebtedness contemplated by clause (i) of the definition of “Permitted Indebtedness” set forth in Section 1.1(j) of this Security Agreement; and (l) Liens incurred in connection with the extension, renewal or refinancing of the Permitted Indebtedness secured by Liens of the type described above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

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(l)    “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(m)   “Prior Notes” means instruments described in Recitals to this Security Agreement which evidence Indebtedness issued by the Company prior to the date of this Security Agreement, as such instruments may be amended to date, and any deferrals, renewals or extensions thereof, and any notes or other instruments or evidences of Indebtedness issued in respect of or in exchange thereof.

(n)    “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(o)    “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of Georgia and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Security Agreement, from time to time.

SECTION II

COLLATERAL; OBLIGATION SECURED

Section 2.1    Grant and Description. In order to secure the full and complete payment and performance of the Obligations when due, the Company hereby grants to the Secured Parties, subject to the Permitted Liens, a first priority security interest in all of the Company’s rights, titles, and interests in and to the Collateral (the “Security Interest”) and subject to the Permitted Liens, pledges, collaterally transfers, and assigns the Collateral to the Secured Parties, all upon and subject to the terms and conditions of this Security Agreement; provided, however, that each Secured Party shall subordinate from time to time upon the Company’s request its Security Interests granted in such Collateral to any Lien(s) granted by the Company or any of its Subsidiaries to third parties which constitutes Permitted Liens contemplated within clauses (h) through (k) of the definition of Permitted Liens. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or by law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by such contract, the UCC or other applicable laws, but is otherwise limited by that prohibition. The Security Interest granted herein shall terminate in accordance with Section 7.1 hereof.

Section 2.2   Financing Statements; Further Assurances.

(a)    The Secured Parties shall be named as the sole secured parties on any and all financing statements and security agreements filed pursuant to this Security Agreement for the ratable benefit of all of the Secured Parties, and agree that the Majority in Interest of the Secured Parties are authorized to file any and all terminations of such financing statements at such time or times as it determines is appropriate pursuant to the Security Agreement.

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(b)    As soon as practicable following the execution and delivery of this Security Agreement and upon the authorization of the Majority in Interest of the Secured Parties, the Company shall:

(i)    file with the State of Delaware and any other offices that the Majority in Interest of the Secured Parties may reasonably request in writing an initial financing statement that (i) indicates the Collateral in a manner consistent with the definition of the term “Collateral” as contained in this Security Agreement, and (ii) contains any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to the Company;

(ii)    file with the U.S. Patent and Trademark Office, such financing statements and/or patent security agreements in the form necessary to record the Liens granted hereunder on the Company’s patents and patent applications; and

(iii)    upon the reasonable request of the Majority in Interest of the Secured Parties, file such additional financing statements and other documents, including amendments to the financing statements, in order to maintain the Liens in the Collateral.

(c)    Until the Obligations are paid and performed in full, the Company covenants and agrees that it will, at its own expense and upon the request of the Majority in Interest, but in all cases subject to the rights of the grantees of the Permitted Liens: (i) after an Event of Default, file or cause to be filed such applications and take such other actions as the Majority in Interest may reasonably request to obtain the consent or approval of any governmental authority to the rights of the Secured Parties hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such governmental authority; (ii) from time to time, either before or after an Event of Default, promptly execute and deliver to the Secured Parties all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as the Majority in Interest may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (iii) either before or after an Event of Default, pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interest.

Section 2.3    Priority. The Secured Parties hereby covenant and agree with the Company that the Company has granted and may subsequently grant, from time to time, Permitted Liens and that the security interest granted to the Secured Parties in the Collateral hereunder is (i) subordinated to the respective Permitted Liens in the Collateral that was granted and remains outstanding immediately prior to the date hereof or as contemplated in Section 2.1, above (the “Senior Permitted Liens”); (ii) senior to other Liens granted by the Company in the Collateral after the date hereof; and (iii) that as between all Secured Parties, the Security Interest granted to each Secured Party under this Security Agreement is pari passu with the Security Interests of the other Secured Parties. The priorities specified herein are applicable irrespective of the time, order or method of attachment or perfection of security interests or the time or order of filing of financing statements. The Secured Parties agree not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any proceeding involving the Company, the priority, validity, extent, perfection or enforceability of any Senior Permitted Liens in all or any part of the Collateral. The Secured Parties further covenant and agree that they shall not, and they shall not instruct, authorize or otherwise permit or consent to allowing any third party to, take any action that is in violation of, or inconsistent with, the provisions of this section.

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Section 2.4    Company Remains Liable; Third Party Licensees.  (A) Anything herein to the contrary notwithstanding, (a) the Company shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Parties of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Parties shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Security Agreement, the Secured Notes, or other Transaction Documents, the Company shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Secured Notes, and the other Transaction Documents.

(B)    The Secured Parties acknowledge and agree that the security interest arising hereunder in any Intellectual Property licensed by the Company to a third party in an arms-length transaction shall be subject to the rights of such third party licensee, whether such arms-length transaction is now existing or is entered into following the execution and delivery of this Security Agreement. Upon the request of the Company, the Secured Parties shall promptly provide an estoppel to such third party licensee with respect to the foregoing. The Secured Parties acknowledge and agree that no security interest or right is granted by the Company in property to the extent that such property is not owned by the Company.

SECTION III
COVENANTS

Section 3.1    Duties of the Company Regarding Collateral. At all times from and after the date hereof and until the Secured Notes have been paid in full (including if such Secured Notes shall have been converted into the Common Stock of the Company in accordance with their terms) or this Security Agreement is sooner terminated, the Company agrees that it shall:

(a)          Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused;

(b)          Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

(c)          Maintain good and complete title to the Collateral subject only to Permitted Liens;

(d)          Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

(e)          Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that each Secured Party’s security interest in the Collateral (other than the Permitted Liens) not become subordinate to or on parity with the security interests, Liens or claims of any other Person;

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(f)          Except as permitted pursuant to this Security Agreement, refrain from selling, assigning or otherwise disposing of any of the Collateral or moving or removing any of the Collateral, without obtaining the prior written consent of the Majority in Interest of the Secured Parties, or until all of the Obligations have been fully performed and paid in full; provided, however, that concurrently with any disposition permitted by this Section 3.1, (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral or any property purchased with such Proceeds; and provided further, that, the Secured Parties shall execute and deliver, at the Company’s sole cost and expense, any releases or other documents reasonably requested by the Company, that are in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this Section 3.1;

(g)          Except in the ordinary course of business, the Company may not (i) transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Company in its ordinary course of business and sales of inventory or obsolete capital equipment by the Company in its ordinary course of business) without the prior written consent of the Majority in Interest or (ii) consign any of its inventory which constitutes any part of the Collateral, or sell any of its inventory which constitutes any part of the Collateral on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Majority in Interest of the Secured Parties which shall not be unreasonably withheld.

(h)          Promptly provide to the Secured Parties such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as the Majority in Interest of the Secured Parties may reasonably request from time to time;

(i)          Maintain, at the place where the Company is entitled to receive notices under the Secured Notes, a current record of where all material Collateral is located, permit representatives of the Secured Parties (acting upon the authorization of the Majority in Interest) at any time, upon reasonable prior written notice during normal business hours to inspect and make abstracts from such records (provided, that so long as no Event of Default exists, the Secured Parties shall conduct such inspections no more frequently than semi-annually);

(j)          Within three (3) Business Days notify each Secured Party if any Event of Default (as hereinafter defined) occurs; and

(k)          In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts.

For purposes of clarity, nothing in this Security Agreement, including without limitation the restrictions set forth in Section 3.1(f) of this Security Agreement, shall be construed as restricting the Company and its Subsidiaries from (I) granting licenses or sublicenses to any of the Collateral which constitutes Intellectual Property; (II) from licensing, selling, leasing or renting, directly or indirectly, any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms; (III) from engaging in joint ventures, strategic alliances or other similar arrangements for bona fide business purposes consistent with industry practices; (IV) from utilizing the cash generated from the Company’s business operations in accordance with the business judgment of management or the board of directors; or (V) from entering into transactions contemplated by the definition of Permitted Liens.

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Section 3.2    Duties with Respect to Intellectual Property. At all times from and after the date hereof and until the Secured Notes have been paid in full (including if such Secured Notes shall have been converted into the Common Stock of the Company in accordance with their terms) or this Security Agreement is sooner terminated, the Company agrees that it shall:

(a)       Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, take all commercially reasonable steps necessary to (x) maintain the validity and enforceability of any Collateral that constitutes Intellectual Property in full force and effect and (y) pursue the application, obtain the relevant registration and maintain the registration of each of its patents, trademarks and copyrights that is part of the Collateral, including, without limitation, by the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)        Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property that is part of the Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)        Except to the extent that failure to act cannot reasonably be expected to have a Material Adverse Effect, take all commercially reasonable steps to preserve and protect each item of its Intellectual Property that is part of the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the trademarks, consistent with the quality of the products and services as of the date hereof, and taking all commercially reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

Notwithstanding the foregoing provisions of this Section 3.2 or anything to the contrary elsewhere in this Security Agreement, nothing in this Security Agreement shall prevent the Company or its Subsidiaries from discontinuing the use or maintenance of any of its Intellectual Property, the enforcement of its license agreements or the pursuit of actions against infringers, if they determine in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 3.3 Other Encumbrances. At all times after the date hereof and until such time as there are no Obligations due to the Secured Parties or this Security Agreement is sooner terminated, the Company shall, subject to the rights of the holders of the Permitted Liens: (i) defend its title to, and each Secured Party’s interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of each Secured Party in and to any of the Company’s rights in the Collateral.

Section 3.4 Change Name or Location. At all times after the date hereof and until such time as there are no Obligations due to the Secured Parties or this Security Agreement is sooner terminated, the Company shall not, except upon 10 days’ prior written notice to the Secured Parties, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

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SECTION IV
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Secured Party as follows:

Section 4.1    Title to Collateral. The Company is the owner of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the Collateral.

Section 4.2    No Other Encumbrances. Other than the Permitted Liens, the Company has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and to the actual knowledge of the Company, such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement, other than the Permitted Liens.

Section 4.3    Authority; Enforceability. The execution, delivery and performance of this Security Agreement by the Company does not: (i) violate any of the provisions of the Certificate of Incorporation or By-laws of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company; or (ii) subject to each Secured Party’s performance of its respective obligations under any subordination agreements with respect to Permitted Liens or Permitted Indebtedness, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. The Company has the authority and capacity to perform its obligations hereunder, and this Security Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or general equitable principles, whether applied in law or equity.

Section 4.4    Company Name; Place of Business; Location of Collateral. The Company’s true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive offices, its place(s) of business and the locations of the Collateral or records relating to the Collateral are set forth in Schedule I hereto. The Company’s place of business and chief executive office is where the Company is entitled to receive notices hereunder; the present and foreseeable location of the Company’s books and records concerning any of the Collateral that is accounts is as set forth on Schedule I hereto, and the location of all other Collateral, including, without limitation, the Company’s inventory and equipment is as set forth on Schedule I hereto.

Section 4.5    Perfection; Security Interest. This Security Agreement creates in favor of the Secured Parties, a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. For Collateral in which the Security Interest may be perfected by the filing of financing statements, once those financing statements have been properly filed in the appropriate jurisdictions, the Security Interest in such Collateral will be fully perfected, subject only to Permitted Liens. Other than the financing statements and with respect to this Security Agreement, to the actual knowledge of the Company, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

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SECTION V
EVENTS OF DEFAULT

Section 5.1     Events of Default Defined. The occurrence of any of the following events prior to the termination or expiration of this Security Agreement shall constitute an event of default under this Security Agreement (each, an “Event of Default”):

(a)          The failure of the Company to perform or comply in a material respect with any act, duty or obligation required to be performed under this Security Agreement if such failure is not remedied within twenty (20) calendar days after the Company receives written notice of such failure from the Majority in Interest or thirty (30) calendar days after the occurrence thereof;

(b)          If any of the representations or warranties of the Company set forth in this Security Agreement shall prove to have been incorrect in any material respect when made, or becomes incorrect in any material respect and, if subject to cure, is not cured within twenty (20) calendar days after the Company receives written notice thereof from the Majority in Interest of the Secured Parties or within thirty (30) calendar days after the Company becomes aware, and immediately notifies the Secured Parties, of any such incorrectness;

(c)          If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

(d)          If an “Event of Default” as defined in the Secured Notes shall have occurred and is continuing.

Section 5.2    Rights and Remedies Upon Default. If an Event of Default exists and is continuing, the Majority in Interest of the Secured Parties shall, at its election (but subject to Section 7 below and to the terms and conditions of the Transaction Documents), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Transaction Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring the Company to assemble all or part of the Collateral and make it available to the Secured Parties at a place to be designated by the Majority in Interest of the Secured Parties which is reasonably convenient to the Secured Parties and the Company, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and the Company hereby consents to any such appointment), (d) applying to the Obligation any cash held by Secured Parties under this Security Agreement, and (e) as legally permissible, selling, reselling, assigning and delivering or granting a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Secured Parties’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Majority in Interest of the Secured Parties may deem commercially reasonable.

Section 5.3     Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Company, the holders of Permitted Liens, and to any other person or entity entitled to notice under the UCC. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

Section 5.4     Application of Proceeds. The Secured Parties shall apply the proceeds of any sale or other disposition of the Collateral hereunder in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by the Secured Parties in so acting hereunder; and third, toward payment of the balance of the Obligations in the order and manner as the Majority in Interest of the Secured Parties determines in its sole discretion. Any surplus remaining shall be delivered to the Company or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, then the Company shall remain liable for any deficiency.

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Section 5.5    Compliance with Other Laws. The Secured Parties shall comply with any applicable state or federal laws in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

SECTION VI
ADDITIONAL REMEDIES

Section 6.1    Additional Remedies. If an Event of Default exists and is continuing, the Company shall:

(a)          Endorse any and all documents evidencing any Collateral (other than any Collateral if and to the extent subject to the Permitted Liens) in accordance with the instructions provided by the Majority in Interest of the Secured Parties, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to such Secured Parties, or as otherwise instructed by the Majority in Interest of the Secured Parties;

(b)          Turn over to the Secured Parties, or as otherwise instructed by the Majority in Interest of the Secured Parties, copies of all documents evidencing any right to collection of any sums due to the Company arising from or in connection with any of the Collateral;

(c)          Take any action reasonably required by a Secured Party with reference to the Federal Assignment of Claims Act; and

(d)          Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Secured Parties may require.

SECTION VII
MISCELLANEOUS

Section 7.1    Termination and Release. This Security Agreement, and the Liens created by this Security Agreement shall automatically terminate in all respects upon the full and final payment by the Company of the Secured Notes or the conversion of the Secured Notes into shares of capital stock of the Company, in accordance with the terms of the Secured Notes. Further, the Liens created by this Security Agreement on any of the Collateral shall be automatically released if the Company disposes of such Collateral pursuant to a transaction permitted by the Secured Notes or otherwise consented to by the Majority in Interest. In connection with any termination or release pursuant to this Section 8.1, the Majority in Interest shall promptly execute and deliver to the Company all documents that the Company shall reasonably request to evidence such termination or release.

Section 7.2    Severability. In the event that any provision of this Security Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Security Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Security Agreement to the parties.

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Section 7.3    Continuing Security Interest; Successors. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations are paid and performed in full or this Security Agreement is sooner terminated in accordance with Section 7.1; and (ii) inure to the benefit of and be enforceable by Secured Parties and their successors, transferees, and assigns. Each Secured Party may assign its rights hereunder in connection with any private sale or transfer of its Secured Note in accordance with the terms of the Exchange Agreement and applicable law, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee was an original signatory hereto.

Section 7.4    Governing Law. This Security Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.

Section 7.5    Headings. The headings used in this Security Agreement are used for convenience only and are not to be considered in construing or interpreting this Security Agreement.

Section 7.6    Notices.  Any notice to the Company or to a Secured Party shall be given in the manner set forth in the Exchange Agreement; provided that a Secured Party, if not a party to such Exchange Agreement, shall provide the Company with its proper delivery instructions for notices. Either party may, by notice given in accordance with the Exchange Agreement, change the address to which notices, demands and requests shall be sent to such party. Any notice to be given by the Company to the Secured Parties shall be given in the manner provided for in the Exchange Agreement, and delivered to such addresses as the Company is instructed by the Secured Parties.

Section 7.7    Entire Agreement; Amendments; Waivers. This Security Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Security Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Company and the Majority in Interest, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. The Secured Parties shall not, by any act, any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Security Agreement, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Security Agreement. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Secured Parties under this Security Agreement shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Security Agreement shall preclude any other or further exercise of any other right, power or privilege. A waiver by a Secured Party of any right or remedy under this Security Agreement on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.8    Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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Section 7.9    Cumulative Remedies. The rights and remedies provided in this Security Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

Section 7.10 Waivers. The Company acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly waives any right to require the Secured Parties to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Secured Parties, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

Section 7.11 Release. No transfer or renewal, extension, assignment or termination of this Security Agreement or of any instrument or document executed and delivered by the Company to the Secured Parties, nor additional advances made by the Secured Parties to the Company, nor the taking of further security, nor the retaking or re-delivery of the Collateral by the Secured Parties nor any other act of the Secured Parties shall release the Company from any Obligation, except a release or discharge executed in writing by the Majority in Interest with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Secured Notes. At such time the Obligations have been satisfied in full, the Majority in Interest shall execute and deliver to the Company all assignments and other instruments as may be reasonably necessary or proper to terminate the Secured Parties’ security interest in the Collateral, subject to any disposition of the Collateral that may have been made by or on behalf of the Secured Parties pursuant to this Security Agreement. For the purpose of this Security Agreement, the Obligations shall be deemed to continue if the Company enters into any bankruptcy or similar proceeding at a time when any amount paid to the Secured Parties could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

Section 7.12   Independent Representation. Each Secured Party expressly represents and warrants to the Company that (a) before executing this Agreement, such Secured Party has fully informed himself or itself of the terms, contents, conditions and effects of this Agreement; (b) such Secured Party has relied solely and completely upon his or its own judgment in executing this Agreement; (c) such Secured Party has had the opportunity to seek the advice of his or its own counsel and advisors before executing this Agreement; (d) such Secured Party has acted voluntarily and of his or its own free will in executing this Agreement; (e) such Secured Party is not acting under duress, whether economic or physical, in executing this Agreement; (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties; and (g) such Secured Party acknowledges that the law firm of Becker & Poliakoff, LLP has been retained by the Company to prepare this Agreement as legal counsel for the Company, that Becker & Poliakoff, LLP does not represent any Secured Party in connection with the preparation or execution of this Agreement, that such firm has not given any legal, investment or tax advice to any Secured Party regarding this Agreement and that such Secured Party has not relied upon any legal advice except as provided by its own attorneys. Becker & Poliakoff, LLP is expressly intended as a beneficiary of the representations and warranties of the Holders contained in this Section 7.12.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the Company and the Secured Party have duly executed this Security Agreement as of the date first written above.

AUTHENTIDATE HOLDING CORP.

By:
Name: Hanif A. Roshan
Title: Chief Executive Officer

Signature Page to Security Agreement

Signature Page to Security Agreement

SECURED PARTY:

[	]

By:
Name:
Title:

Schedule I

List of Collateral Locations, Executive Offices and

Jurisdiction of Organization or Incorporation of Obligors

Company Name:	Authentidate Holding Corp.

Executive Officers:	Hanif A. Roshan – Chief Executive Officer and interim Principal Accounting Officer

Jurisdiction of Incorporation:	Delaware

Subsidiaries of Company:	Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories
2225 Centennial Drive
Gainesville, GA 30504

Authentidate, Inc.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Express MD Solutions, LLC
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Trac Medical Solutions, Inc.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922

Location of Collateral
and/or related records:	Authentidate Holding Corp.
2225 Centennial Drive
Gainesville, GA 30504